Exhibit 10.28

SUPPLEMENTAL INDENTURE AND WAIVER

THIS SUPPLEMENTAL INDENTURE AND WAIVER (this “Supplemental Indenture”), dated as of December 20, 2019, is between A.M. Castle & Co., a Maryland corporation (the “Company”), the Guarantors (as defined in the Indenture), and Wilmington Savings Fund Society, FSB, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”).

W I T N E S S E T H

WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee and the Collateral Agent an indenture, dated as of August 31, 2017 (as amended, restated, supplemented, or otherwise modified from time to time, the “Indenture”), providing for the issuance of 5.00%/7.00% Convertible Senior Secured PIK Toggle Notes due 2022 (the “Notes”);

WHEREAS, Section 9.02 of the Indenture permits the execution of supplemental indentures for the purpose of waiving compliance with any provision of the Indenture with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes voting as a single class;

WHEREAS, by way of a Noteholder Consent dated as of the date hereof, the Holders of more than a majority in aggregate principal amount of the outstanding Notes have consented in writing to the waiver as set forth in this Supplemental Indenture;

WHEREAS, by way of resolutions dated as of the date hereof, the Board of Directors of the Company established a Special Committee to approve amendments and modifications to the Indenture;

WHEREAS, by way of resolutions dated as of the date hereof, the Special Committee has authorized the execution and delivery by the Company of this Supplemental Indenture;

WHEREAS, by way of a request letter dated as of the date hereof, the Company has requested the Trustee and Collateral Agent to join it in the execution of this Supplemental Indenture;

WHEREAS, pursuant to Section 9.02 of the Indenture, the Trustee and the Collateral Agent are each authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, all conditions to the execution and delivery of this Supplemental Indenture pursuant to Sections 9.02, 9.06, 12.04 and 12.05 of the Indenture have been satisfied, each party hereto has duly authorized the execution and delivery of this Supplemental Indenture and all other acts necessary to make this Supplemental Indenture a valid, binding and legal supplement to the Indenture have been duly taken by the Company and the Guarantors.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, each Guarantor, the Trustee, and the Collateral Agent mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1)          Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2)          Waiver. As of the date hereof, the requirements of Section 4.17 of the Indenture are hereby waived with respect to the Premises listed on Exhibit A hereto; provided, however that notwithstanding the foregoing, by February 17, 2020 (subject to the following provisos, the “Mortgage Deadline”), the Company shall provide a Mortgage duly executed by the Company or the applicable Guarantor, as applicable, with respect to the Premises listed on Exhibit A (the “New Mortgages”) and arrange for the filing of each such New Mortgage; provided further, that the Company shall promptly after execution and delivery of such New Mortgages provide an Officer’s Certificate to the Trustee, acknowledged and agreed by each of the Consenting Holders (as defined in that certain Noteholder Consent dated as of the date hereof delivered in connection with this Supplemental Indenture), certifying that attached thereto are true and correct copies of such New Mortgages; provided further, that the Mortgage Deadline may be extended by one or more additional 30 day periods upon the Company delivering an Officer’s Certificate to the Trustee, acknowledged and agreed by each of the Consenting Holders (as defined in that certain Noteholder Consent dated as of the date hereof delivered in connection with this Supplemental Indenture) notifying the Trustee of such extension of the Mortgage Deadline and setting forth the new Mortgage Deadline; provided further, that for the avoidance of doubt, no Opinion of Counsel shall be required in connection with the New Mortgages or any Officer’s Certificate delivered in connection therewith or referenced in the preceding provisos.

(3)          No Recourse Against Others. No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes Documents or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

(4)          GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE, THE INDENTURE AND THE OTHER NOTES DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE OTHER NOTES DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED BY THE INDENTURE.

(5)          Effectiveness & Counterparts. This Supplemental Indenture shall become effective as of the date first above written upon execution and delivery of counterparts of this Supplemental Indenture by the Trustee, the Collateral Agent, each Guarantor and the Company.  The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

(6)          Ratification of Indenture; Supplemental Indenture Part of Indenture. The Indenture, after giving effect to this Supplemental Indenture, is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Upon and after execution of this Supplemental Indenture, this Supplemental Indenture shall form a part of the Indenture for all purposes and each reference in the Indenture to “this Indenture,” “hereunder,” “hereof” or words of like import referring to the Indenture shall mean and be a reference to the Indenture as modified hereby. In addition, every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

(7)          Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(8)          Severability. In case any provision in this Supplemental Indenture is held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

(9)          Successors. All agreements in this Supplemental Indenture by the parties hereto shall bind their successors.

(10)        The Trustee and Collateral Agent. The Trustee and the Collateral Agent shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantors and the Company.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

A.M. CASTLE & CO.
TOTAL PLASTICS, INC.
HY-ALLOY STEELS COMPANY
KEYSTONE TUBE COMPANY, LLC
KEYSTONE SERVICE, INC.
A.M. CASTLE & CO. (CANADA) INC.

By:	/s/ Jeremy Steele
Name:	Jeremy Steele
Title:	Secretary

CASTLE METALS DE MEXICO, S.A. DE C.V.
CASTLE METALS DE MEXICALI, S.A. DE C.V.

By:	/s/ Jeremy Steele
Name:	Jeremy Steele
Title:	Vice President of the Board of Directors

SUPPLEMENTAL INDENTURE AND WAIVER

WILMINGTON SAVINGS FUND SOCIETY,
FSB, as Trustee and Collateral Agent

By:	/s/ Geoffrey J. Lewis
Name:	Geoffrey J. Lewis
Title:	Vice President

SUPPLEMENTAL INDENTURE AND WAIVER

Exhibit A

Premises

11125 Metromont Parkway, Charlotte, North Carolina

299 Canal Road, Fairless Hills, Pennsylvania

2602 Pinewood Drive, Grand Prairie, Texas

520 Mercy St, Selkirk Manitoba Canada